Exhibit 77(q1)

Exhibits

(a)(1)   Plan of Liquidation and Dissolution of ING GET U.S. Core Portfolio – Series 7 effective March 9, 2012 – Filed herein.

(a)(2)   Plan of Liquidation and Dissolution of ING GET U.S. Core Portfolio – Series 8 effective June 8, 2012 – Filed herein.

(a)(3)   Plan of Liquidation and Dissolution of ING GET U.S. Core Portfolio – Series 9 effective September 7, 2012 – Filed herein.

(a)(4)   Plan of Liquidation and Dissolution of ING GET U.S. Core Portfolio – Series 10 effective September 7, 2012 – Filed herein.

(a)(5)   Plan of Liquidation and Dissolution of ING GET U.S. Core Portfolio – Series 11 effective March 1, 2013 – Filed herein.

(e)(1)   Amended Schedule A dated November 2012 to the Amended and Restatement Management Agreement between ING Variable Insurance Trust and ING Investments, LLC dated October 1, 1999 and restated May 1, 2001 and amended and restated August 2, 2005 – Filed herein.

(e)(2)   Amended Schedule A dated November 2012 to the Sub-Advisory Agreement between ING Investments LLC and ING Investment Management Co. LLC dated February 25, 2003 – Filed herein.